Exhibit 99.1

Contact:	For news media: George C. Lewis, 610-774-5997
For financial analysts: Joseph P. Bergstein, 610-774-5609
PPL Corporation

PPL’s Presentation to be Webcast from
Edison Electric Institute’s Annual Financial Conference

ALLENTOWN, Pa. (Nov. 7, 2012) -- Senior management of PPL Corporation (NYSE: PPL) will outline the company’s strategy and general business outlook to investors and financial analysts at the Edison Electric Institute’s 47th annual financial conference in Phoenix, Ariz., on Nov. 13 at 11:45 a.m. Eastern Time.
The presentation will be broadcast live, online, in audio format along with slides, on PPL’s website, www.pplweb.com. Those unable to listen to the live webcast may access an archived version on PPL’s website for 30 days after the presentation.
PPL Corporation, headquartered in Allentown, Pa., through its affiliated companies, owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

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Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.